SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement          [ ] Confidential, for Use of
[x] Definitive Proxy Statement                 the Commission Only (as
[ ] Definitive Additional Materials            permitted by
[ ] Soliciting Material Pursuant to            Rule 14a-6(e)(2))
            Section 240.14a-11(c)
            or Section 240.14a-12

                         Barrett Business Services, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of  Person(s)  Filing Proxy  Statement  if other than the  Registrant)
Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
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    pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                         BARRETT BUSINESS SERVICES, INC.

                                 April 13, 1998


Dear Stockholder:

         You are cordially invited to attend the annual meeting of stockholders of Barrett Business Services, Inc., to be held at 2:00 p.m. on Wednesday, May 13, 1998, at the Multnomah Athletic Club, 1849 S.W. Salmon Street, Portland, Oregon.

         Matters to be presented for action at the meeting include the election of directors and ratification of the selection of independent accountants.

         We look forward to conversing with those of you who are able to attend the meeting in person. Whether or not you can attend, it is important that you sign, date and return your proxy as soon as possible. If you do attend the meeting and wish to vote in person, you may withdraw your proxy and vote personally.

                                                     Sincerely,



                                                     William W. Sherertz
                                                     President and Chief
                                                     Executive Officer

                         BARRETT BUSINESS SERVICES, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 13, 1998

         You are invited to attend the annual meeting of stockholders of Barrett Business Services, Inc., to be held at the Multnomah Athletic Club, 1849 S.W. Salmon Street, Portland, Oregon, on Wednesday, May 13, 1998, at 2:00 p.m., Pacific Time.

         Only stockholders of record at the close of business on March 31, 1998, will be entitled to vote at the meeting.

         The meeting is being held to consider and act upon the following matters:

         1. Election of directors.

         2. Approval of the appointment of Price Waterhouse LLP as independent accountants for the current fiscal year ending December 31, 1998.

         3. Such other business as may properly come before the meeting or any adjournments thereof.

         Please sign and date the accompanying proxy, and return it promptly in the enclosed postage-paid envelope to avoid the expense of further solicitation. If you attend the meeting, you may withdraw your proxy and vote your shares in person.

                                      By Order of the Board of Directors


                                      Michael D. Mulholland
                                      Secretary

Portland, Oregon
April 13, 1998

                         BARRETT BUSINESS SERVICES, INC.
                            4724 S.W. Macadam Avenue
                             Portland, Oregon 97201
                                 (503) 220-0988

                         -------------------------------

                                 PROXY STATEMENT

                       1998 ANNUAL MEETING OF STOCKHOLDERS

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Barrett Business Services, Inc. (the "Company"), to be voted at the annual meeting of stockholders to be held on May 13, 1998, and any adjournments thereof. The proxy statement and accompanying form of proxy were first mailed to stockholders on approximately April 13, 1998.

                 VOTING, REVOCATION AND SOLICITATION OF PROXIES

         When a proxy in the accompanying form is properly executed and returned, the shares represented will be voted at the meeting in accordance with the instructions specified in the spaces provided in the proxy. If no instructions are specified, the shares will be voted FOR Items 1 and 2 in the accompanying Notice of Annual Meeting of Stockholders.

         Stockholders may expressly abstain from voting on Item 2 by so indicating on the proxy. Abstentions will have no effect on the required vote on
Item 2. Shares represented by duly executed and returned proxies of brokers or other nominees which are expressly not voted on Item 2 will have no effect on the required vote.

         Any proxy given pursuant to this solicitation may be revoked by the person giving the proxy at any time prior to its exercise by written notice to the Secretary of the Company of such revocation, by a later-dated proxy received by the Company, or by attending the meeting and voting in person. The mailing address of the Company's principal executive offices is 4724 S.W. Macadam Avenue, Portland, Oregon 97201.

         The solicitation of proxies will be made primarily by mail, but proxies may also be solicited personally and by telegram or telephone by directors and officers of the Company without additional compensation for such services. Brokers and other persons holding shares in their names, or in the names of nominees, will be reimbursed for their reasonable expenses in forwarding soliciting materials to their principals and in obtaining authorization for the execution of proxies. All costs of solicitation of proxies will be borne by the Company.

                          OUTSTANDING VOTING SECURITIES

         The close of business on March 31, 1998, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. On the record date, the Company had outstanding 6,747,313 shares of Common Stock, $.01 par value ("Common Stock"), each share of which is entitled to one vote at the meeting. Common Stock is the only outstanding voting security of the Company.
                                      - 1 -

                              ELECTION OF DIRECTORS

        The directors of the Company are elected at the annual meeting of stockholders in May to serve until the next annual meeting and until their successors are elected and qualified. The Board has set the number of positions on the Board at six. Five of the nominees for election as directors are members of the present Board. The sixth nominee, Nancy B. Sherertz, was previously a director until March 1993 and is a substantial stockholder of the Company.

         A nominee will be elected if the nominee receives a plurality of the votes cast by the shares entitled to vote in the election, provided that a quorum is present at the meeting. Unless authority to vote for a director or directors is withheld, the accompanying proxy will be voted FOR the election of the nominees named below. If for some unforeseen reason a nominee should become unavailable for election, the number of directors constituting the Board may be reduced prior to the annual meeting or the proxy may be voted for the election of such substitute nominee as may be designated by the Board.

         The following table sets forth information with respect to each person nominated for election as a director, including their ages as of February 28, 1998, business experience during the past five years, and directorships in other corporations.

                                                                      Director
Name                          Principal Occupation(1)          Age      Since
----                          -----------------------          ---      -----


Robert R. Ames         Retired Vice Chairman of First          57       1993
                       Interstate Bank of Oregon, N.A.

Herbert L. Hochberg    Managing Director of Corporate          67       1998
                       Finance and Director, Ladenburg
                       Thalmann & Co. Inc.

Anthony Meeker         Director of Key Asset Management,       58       1993
                       Inc., New York, New York, an investment
                       management firm.

Stanley G. Renecker    Vice President - Acquisitions of The    43       1993
                       Campbell Group, Portland, Oregon,
                       a timberland management firm.

Nancy B. Sherertz      Private investor.                       48        --

William W. Sherertz    President and Chief Executive           52       1980
                       Officer of the Company.

----------

(1) During the past five years, the principal occupation and employment of each director has been in the capacity set forth above except as follows:

     (a) Mr. Ames currently is actively engaged in numerous real estate development ventures. From 1992 to 1995, he was the Vice Chairman of the Board of Directors of First Interstate Bank of Oregon, N.A. From 1983 to 1991, Mr. Ames served as President of the Bank.

     (b)     Mr. Meeker was Treasurer of the State of Oregon from 1987 to 1993.

     (c) Ms. Sherertz was President and a director of the Company from 1975 to March 1993.

     (d)     Mr. Sherertz also serves as Chairman of the Board of Directors.

Ms. Sherertz and Mr. Sherertz were married to each other until 1994.

Directors' Meetings and Standing Committees
-------------------------------------------

         The standing committees of the Board include an audit committee and a compensation committee. In addition, the Board recently approved the formation of a nominating committee and expects to select its members at the Board's annual meeting in May 1998. The nominating committee will consider suggestions submitted by stockholders for proposed nominees for director. Any recommendations as to nominees for election at the 1999 annual meeting should be submitted in writing by December 14, 1998, to the Secretary of the Company at its principal executive offices and should include the name, address and qualifications of each proposed nominee.

             During 1997, the Board held eight meetings, the audit committee held six meetings and the compensation committee held three meetings. Each director attended more than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served during 1997, except for Mr. Sherertz, who attended 50% of such meetings.

             The audit committee reviews services provided by the independent accountants, makes recommendations concerning their engagement or discharge, and reviews with management and the independent accountants the results of their audit, the adequacy of internal accounting controls, and the quality of financial reporting. The members of the audit committee are Mr. Renecker, chairman, and Mr. Ames.

             The compensation committee reviews the compensation of executive officers of the Company and makes recommendations to the Board regarding salary levels and other forms of compensation to be paid to executive officers. A subcommittee of the compensation committee, the option committee, administers the Company's 1993 Stock Incentive Plan (the "Incentive Plan") and makes decisions as to grants of options and other stock-based awards. The members of the compensation committee and the option committee presently are Mr. Meeker, chairman, and Mr. Hochberg.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

             The members of the compensation committee of the board of directors of the Company during 1997 were Jeffrey L. Beaudoin, Stephen A. Gregg and Anthony Meeker. During 1997, the Company provided services to Rose City Moving and Storage Co., of which Mr. Beaudoin is President and a majority stockholder. The Company recorded revenues and cost of revenues during 1997 related to such services of $4,047,000 and $3,719,000, respectively. At December 31, 1997, the Company's assets included trade accounts receivable totaling $188,000 with respect to the above services; the highest amount of such receivables outstanding at any time during 1997 was $236,000 as of April 30, 1997.

            STOCK OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

Beneficial Ownership Table
--------------------------

             The following table gives information regarding the beneficial ownership of Common Stock as of March 31, 1998, by each director and certain named executive officers and by all directors and executive officers of the Company as a group. In addition, it gives information about each person or group known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock. Information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given. Unless otherwise indicated, all shares listed as beneficially owned are held with sole voting and dispositive powers.


                                       Amount and Nature       Percent
                                         of Beneficial            of
Name of Beneficial Owner                 Ownership (2)           Class
------------------------                 -------------           -----

Wynnefield Capital Management, LLC (1).    436,100                6.5%
Heartland Advisors, Inc.(1). . .           733,700               10.9%
Robert R. Ames . . . . . . . . .             6,500                 *
Herbert L. Hochberg. . . . . .  .           50,800(3)              *
Anthony Meeker . . . . . . . . .             5,950                 *
Michael D. Mulholland. . . . . .            43,731                 *
Stanley G. Renecker. . . . . . .             5,500                 *
Nancy B. Sherertz(1) . . . . . .         1,535,000(4)            22.8%
William W. Sherertz(1) . . . . .         1,945,600(4)            28.4%

All directors and executive officers
as a group (9 persons) . . . . .         2,085,456               29.9%

----------

*        Less than 1% of the outstanding shares of Common Stock.

(1) The addresses of persons owning beneficially more than 5% of the outstanding Common Stock are as follows: Wynnefield Capital Management, LLC, One Penn Plaza, Suite 4720, New York, New York 10119; Heartland Advisors, Inc., 790 North Milwaukee Street, Milwaukee, Wisconsin 53202; Nancy B. Sherertz, 27023 Rigby Lot Road, Easton, Maryland 21601; and William W. Sherertz, 4724 S.W. Macadam Avenue, Portland, Oregon 97201.

(2) Includes options to purchase Common Stock which are presently exercisable or will become exercisable by May 30, 1998, as follows: Mr. Ames, 5,500 shares; Mr. Meeker, 5,500 shares; Mr. Mulholland, 43,731 shares; Mr. Renecker, 5,500 shares; Mr. Sherertz, 114,943 shares; and all directors and executive officers as a group, 202,049 shares.

(3) Includes warrants to purchase 30,000 shares of Common Stock which are fully exercisable until June 10, 1998, and 15,800 shares of Common Stock owned by Mr. Hochberg's wife, as to which he shares voting and dispositive powers.

(4) Ms. Sherertz and Mr. Sherertz disclaim beneficial ownership of 1,300 shares held by their minor children.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

         Section 16 of the Securities Exchange Act of 1934 ("Section 16") requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the Securities and Exchange Commission ("SEC") by
Section 16 "reporting persons," including directors, executive officers, and certain holders of more than 10% of the outstanding Common Stock. To the Company's knowledge, all Section 16 reporting requirements applicable to known reporting persons were complied with for transactions and stock holdings during 1997, except that Mr. Beaudoin, a former director, filed one report relating to two transactions after it was due and Ms. Sherertz filed one report relating to one transaction after its due date.

                             EXECUTIVE COMPENSATION

Summary Compensation Table
--------------------------

         The following table sets forth for the years indicated the compensation awarded or paid to, or earned by, the Company's chief executive officer and the Company's other executive officers whose salary level and bonus in 1997 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE
                                                                  Long-Term
                                                                Compensation
                                                                   Awards
                                                                 -----------
                                       Annual Compensation
                                       -------------------        Securities
                                                                  Underlying
Name and Principal                       Salary      Bonus          Options
Position                      Year          ($)       ($)               (#)
------------------------   ----------   ---------    -----       -----------


William W. Sherertz           1997      $144,000       --          68,860
President and                 1996       144,000       --          30,333
Chief Executive Officer       1995       144,000       --          77,000

Michael D. Mulholland         1997       130,000  $19,591          22,926
Vice President-Finance        1996       127,500   33,367          18,500
and Secretary; Chief          1995       115,000   42,550          30,000
Financial Officer


Stock Option Data
-----------------

         The following table provides information as to options to purchase Common Stock granted under the Incentive Plan to the named executive officers during 1997.



                        Option Grants in Last Fiscal Year
                                Individual Grants
-------------------------------------------------------------------

                Number of      % of Total
                Securities      Options
                Underlying     Granted to
                 Options        Employees   Exercise                Grant Date
                Granted(1)      in Fiscal     Price   Expiration       Present
                   (#)            Year      ($/Share)   Date         Value($)(2)
               -----------      --------    --------- ----------     -----------

William W.        25,000           11.4%     $12.00   12/15/2007      $131,331
Sherertz          18,860            8.6       12.063  10/28/2007       115,861
                  25,000           11.4       14.125   4/01/2007       154,606

Michael D.         5,000            2.3       12.00   12/15/2007        26,266
Mulholland        17,926            8.2       17.938   1/29/2007       140,753




(1)

         Options generally become exercisable cumulatively in four equal annual installments beginning one year after the date of grant; provided that the option will become exercisable in full upon the officer's death, disability or retirement, or in the event of a change in control of the Company. A change in control is defined in the option agreements to include (i) any occurrence which would be required to be reported as such by the proxy disclosure rules of the SEC, (ii) the acquisition by a person or group (other than the Company or one of its employee benefit plans) of 30% or more of the combined voting power of its voting securities, (iii) with certain exceptions, the existing directors' ceasing to constitute a majority of the Board, (iv) certain transactions involving the merger, or sale or transfer of a majority of the assets, of the Company, or (v) approval by the stockholders of a plan of liquidation or dissolution of the Company. The options include a feature which entitles an optionee who tenders previously-acquired involving the merger, or sale or transfer of a majority of the assets, of the Company, or (v) approval by the stockholders of a plan of liquidation or dissolution of the Company. The options include a feature which entitles an optionee who tenders previously-acquired shares of Common Stock to pay all or part of the exercise price of the option, to be granted a replacement option (a "reload option") to purchase a number of shares equal to the number of shares tendered with an exercise price equal to the fair market value of the Common Stock on the date of grant. The option granted to Mr. Sherertz covering 18,860 shares of the Company's Common Stock is a reload option which becomes exercisable in full six months following the date of grant. No SARs were granted by the Company during 1997.

(2) The values shown have been calculated based on the Black-Scholes option pricing model and do not reflect the effect of restrictions on transferability or vesting. The values were calculated based on the following assumptions: (i) expectations regarding volatility of 42% were based on monthly stock price data for the Company, (ii) the risk-free rate of return (6.25%) was assumed to be the Treasury Bond rate whose maturity corresponds to the expected term (7.5 years) of the option granted; and (iii) no dividends on the Common Stock will be paid during the option term. The values which may ultimately be realized will depend on the market value of the Common Stock during the periods during which the options are exercisable, which may vary significantly from the assumptions underlying the Black-Scholes model.

         Information concerning exercises of stock options during 1997 and the value of unexercised options held by the named executive officers at December 31, 1997, is summarized in the table below.

                              Aggregated Option Exercises in Last Fiscal Year
                              -----------------------------------------------
                                   and Fiscal Year-End Option Values(1)
                                   ------------------------------------

                       Shares                        Number of Securities       Value of Unexercised
                      Acquired                      Underlying Unexercised     In-the-Money Options at
                         on         Value          Options at Fiscal Year-End     Fiscal Year-End (3)
                                                 ----------------------------  ---------------------------
Name                   Exercise Realized ($) (2)  Exercisable  Unexercisable   Exercisable   Unexercisable
--------------------   -------- ----------------  -----------  -------------  ------------- -------------
                         (#)
                         ---

William W. Sherertz    35,000    $194,687          72,333       121,360          $21,437          $40,468

Michael D. Mulholland    --         --             34,625        56,801           15,937            5,312

-----------------------------------------

(1) The named executive officers did not exercise any SARs during 1997 and did not hold any SARs at December 31, 1997.

(2) Represents the amount by which the fair market value of the Common Stock at the date of exercise exceeded the exercise price.

(3) The values shown have been calculated based on the difference between $11.8125, which was the mean of the reported high and low sale prices of the Common Stock reported on The Nasdaq Stock Market on December 31, 1997, and the per share exercise price of unexercised options.

Directors' Compensation
-----------------------

         Under the standard arrangement in effect at the end of 1997, directors (other than directors who are full-time employees of the Company, who do not receive directors' fees) are entitled to receive a fee of $500 for each Board meeting attended and each meeting of a committee of the Board attended other than a committee meeting held on the same day as a Board meeting.

         A nonqualified option for 1,000 shares of Common Stock is granted automatically to each non-employee director whose term begins on or continues after the date of each annual meeting of stockholders at an exercise price equal to the fair market value of the Common Stock on the date of the meeting. Accordingly, on May 14, 1997, each then non-employee director received an option for 1,000 shares at an exercise price of $14.75 per share.

         Payment of the exercise price of options granted to non-employee directors may be in cash or in previously-acquired shares of Common Stock. Each option includes a reload option feature to the extent that previously- acquired shares are used to pay the exercise price. Non-employee director options (other than reload options) become exercisable in four equal annual installments beginning one year after the date of grant. Reload options become exercisable six months following the date of grant. All options granted to a non-employee director will be exercisable in full upon the director's death, disability or retirement, or in the event of a change in control of the Company. The option term will expire three months following the date upon which the holder ceases to be a director other than by reason of death, disability or retirement; in the event of death or disability, the option will expire one year thereafter, while non-employee director options will expire five years after retirement.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The compensation committee (the "Committee") of the Board is composed of two outside directors who provide disinterested administration of the Company's stock-based Incentive Plan and act as an independent resource to the Board in recommending executive salary levels and analyzing other proposed forms of executive compensation.

         The Company's overall approach to executive compensation is based on a philosophy that combines a goal-driven annual cash compensation package with equity incentives designed to build stock ownership among key employees. These two key principles serve to align executives effectively with stockholder interests by focusing management on financial goals necessary to enhance stockholder value, as well as long-term growth, by strongly encouraging significant ownership in the Company's stock.

         Salaries. Base salaries for the Company's executive officers are initially determined by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for management talent. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive particularly with respect to the individual's specific contribution to the Company's success, and any increased responsibilities assumed by the executive.

         Annual Cash Incentive Bonuses. The Committee has implemented a policy to guide its compensation decisions with respect to the executive officers of the Company below the level of president. It is the Committee's belief that the stewardship provided by the executive officers is best measured by the Company's return on equity. Accordingly, recommendations for annual awards of cash incentive bonuses for 1997 were based upon a formula with reference to the Company's return on stockholders' equity for the year ended December 31, 1997 and the executive's total salary for the year.

         Long-Term Incentive Compensation. The Company strives to align executive officer financial interests with long-term stockholder value. See "Option Grants in Last Fiscal Year" above for a detail of options granted to the named executive officers in 1997.

         Chief Executive Officer Compensation. It was the recommendation of the Company's president, William W. Sherertz, to the Committee that his salary level remain unchanged for 1997. It was Mr. Sherertz's further recommendation that his incentive compensation continue to be tied to the long-term enhancement of stockholder value and, accordingly, he declined to accept an annual cash bonus for the fourth successive year. It was the decision of the Committee to accept Mr. Sherertz's recommendations in view of the fact that Mr. Sherertz is a significant shareholder in the Company and, to the extent his performance as chief executive officer results in an increase in the value of the Company's stock, all stockholders, including him, share the benefits.

         The Committee's goal is to serve the interests of the Company's stockholders by enabling the Company to attract, motivate, and retain the caliber of management expertise necessary for the successful implementation of the Company's strategic goals. The Committee believes that its objective was successfully achieved during 1997.

                                                   COMPENSATION COMMITTEE
                                                   Anthony Meeker, Chair
                                                   Herbert L. Hochberg

                             STOCK PERFORMANCE GRAPH

         The following graph shows the cumulative total return at the dates indicated for the period from June 11, 1993, the date on which the Common Stock became registered under the Securities Exchange Act of 1934, until December 31, 1997, for the Common Stock, the Standard & Poor's 500 Stock Index (the "S&P 500"), and for a group of the Company's peers in the staffing industry. In addition, the graph has been prepared assuming (i) reinvestment of dividends and
(ii) investment of $100 in each of the S&P 500 and the peer group at the close of business on June 10, 1993, and in the Common Stock at the public offering price of $3.50 per share in the Company's initial public offering.

                Comparison of Five-Year Cumulative Total Returns
                     Performance Graph For Barrett Business
                                 Services, Inc.

              12/31/92   12/31/93   12/30/94   12/29/95   12/31/96   12/31/97
              --------   --------   --------   --------   --------   --------
Barrett
 Business
 Services,
 Inc.                    $169.2     $344.6     $363.1     $375.4     $289.2

S&P 500
 Stocks        $96.3      105.7      107.2      147.5      181.9      242.8

Self-
 Determined
 Peer Group    106.7      118.4      156.6      180.1      193.8      254.9

Companies in the Self-Determined Peer Group:

   ADIA SERVICES INC            CDI CORP
   KELLY SERVICES INC           MANPOWER INC
   OLSTEN CORP                  ROBERT HALF INTERNATIONAL INC
   STAFF BUILDERS INC NEW       UNIFORCE SERVICES INC

Notes:
        A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

        B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

        C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

        D. The index level for all series was set to $100.0 on 06/11/93.

             [Additional Plot Points Included in Performance Graph]


                              Barrett
                              Business
                     Date     Services, Inc.      S&P 500         Peer Group
                     ----     --------------      -------         ----------

                  12/31/92                        $96.332         $106.705
                  01/29/93                         97.034          105.881
                  02/26/93                         98.347          112.628
                  03/31/93                        100.429          111.143
                  04/30/93                         97.966          103.664
                  05/28/93                        100.544          102.240
                  06/11/93        $100.000        100.000          100.000
                  06/30/93         110.769        100.894          101.442
                  07/30/93         103.077        100.391          106.635
                  08/31/93         127.692        104.159          116.059
                  09/30/93         175.385        103.363          106.768
                  10/29/93         206.154        105.401          109.456
                  11/30/93         178.462        104.456          110.904
                  12/31/93         169.231        105.729          118.378
                  01/31/94         206.154        109.278          125.980
                  02/28/94         240.000        106.346          125.831
                  03/31/94         324.615        101.726          122.527
                  04/29/94         326.154        102.951          131.408
                  05/31/94         289.231        104.735          131.375
                  06/30/94         227.692        102.125          136.476
                  07/29/94         246.154        105.458          147.143
                  08/31/94         264.615        109.826          156.750
                  09/30/94         289.231        107.178          153.519
                  10/31/94         332.308        109.599          161.764
                  11/30/94         387.692        105.619          157.973
                  12/30/94         344.615        107.172          156.602
                  01/31/95         363.077        109.931          154.871
                  02/28/95         369.231        114.261          168.483
                  03/31/95         356.923        117.625          181.753
                  04/28/95         307.692        121.090          182.853
                  05/31/95         295.384        125.894          153.778
                  06/30/95         338.461        128.945          153.641
                  07/31/95         375.384        133.187          164.351
                  08/31/95         373.846        133.665          169.655
                  09/29/95         375.384        139.278          176.642
                  10/31/95         344.615        138.772          169.017
                  11/30/95         350.769        144.908          176.703
                  12/29/95         363.077        147.501          180.116
                  01/31/96         387.692        152.725          180.984
                  02/29/96         393.846        154.223          200.177
                  03/29/96         430.769        155.655          212.362
                  04/30/96         430.769        157.991          229.923
                  05/31/96         452.307        161.991          234.025
                  06/28/96         461.538        162.684          232.197
                  07/31/96         412.307        155.434          212.399
                  08/30/96         486.153        158.846          225.207
                  09/30/96         393.846        167.747          219.409
                  10/31/96         406.153        172.349          204.663
                  11/29/96         358.461        185.528          195.882
                  12/31/96         375.384        181.864          193.824
                  01/31/97         455.384        193.303          213.604
                  02/28/97         438.461        194.809          225.166
                  03/31/97         356.923        186.684          208.667
                  04/30/97         320.000        198.011          225.411
                  05/30/97         353.846        210.129          251.018
                  06/30/97         335.384        219.360          259.442
                  07/31/97         421.538        236.977          276.248
                  08/29/97         384.615        223.939          272.513
                  09/30/97         412.307        236.023          272.652
                  10/31/97         310.769        228.269          265.867
                  11/28/97         295.384        238.834          245.731
                  12/31/97         289.230        242.790          254.869

               APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board has selected Price Waterhouse LLP as independent accountants to examine the financial statements of the Company for the fiscal year ending December 31, 1998. Although the appointment of accountants is not required to be submitted to a vote of the stockholders, the Board has decided to ask the stockholders to approve the appointment and recommends that you vote FOR approval. If a majority of the shares of Common Stock represented at the annual meeting does not vote to approve the appointment, the Board will reconsider the appointment.

         Price Waterhouse LLP were the independent accountants for the year ended December 31, 1997. The Company expects representatives of Price Waterhouse LLP to be present at the 1998 annual stockholders' meeting and to be available to respond to appropriate questions. The accountants will have the opportunity to make a statement at the annual meeting if they desire to do so.

                                  OTHER MATTERS

         Management knows of no matters to be brought before the annual meeting other than the election of directors and ratification of the selection of accountants. However, if any other business properly comes before the meeting, the persons named in the accompanying form of proxy will vote or refrain from voting thereon in accordance with their judgment pursuant to the discretionary authority given them in the proxy.

                  STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         Stockholder proposals submitted for inclusion in the 1999 proxy materials and consideration at the 1999 annual meeting of stockholders must be received by the Company by December 14, 1998. Any such proposal should comply with the SEC's rules governing stockholder proposals submitted for inclusion in proxy materials.

April 13, 1998                        BARRETT BUSINESS SERVICES, INC.

PROXY

                        BARRETT BUSINESS SERVICES, INC.
                      1998 ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints William W. Sherertz and Anthony Meeker as proxies, each with power to act alone and with power of substitution, and hereby authorizes them to represent and to vote all the shares of common stock of Barrett Business Services, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, May 13, 1998, at 2:00 p.m., or any adjournments thereof:

                    (Continued and to be signed on reverse)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


1.  ELECTION OF DIRECTORS:
   [ ] FOR all nominees listed below      [ ] WITHHOLD AUTHORITY to vote
       (except as marked to the               for all nominees listed below
       contrary below)

   Robert R. Ames             Anthony Meeker            Nancy B. Sherertz
   Herbert L. Hochberg      Stanley G. Renecker        William W. Sherertz
         (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

        ----------------------------------------------------------------
2. PROPOSAL TO APPROVE THE APPOINTMENT OF PRICE WATERHOUSE LLP as independent accountants for the fiscal year ending December 31, 1998.

     [ ] FOR                 [ ] AGAINST              [ ] ABSTAIN

3. In their discretion, upon any other matters which may properly come before the meeting.

    Please mark your votes as indicated in this example: [X].

           The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS
           PROXY WILL BE VOTED FOR ITEMS 1 AND 2. If any other matters properly come before the meeting, the persons named as proxies will vote in accordance with their best judgment.

           The undersigned acknowledges receipt of the 1998 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

           Please sign exactly as your name appears hereon. If the shares are jointly held, each joint owner named should sign. When signing as attorney, personal representative, administrator, or other fiduciary, please give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

           PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.


----------------------------------        Date: -------------------------, 1998
Signature(s)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

MEMORANDUM

Date:        April 13, 1998

To:          Participants  in the Barrett  Business  Services,  Inc.  Employees'
             Savings Plan

From:        Mike Mulholland

Subject: Proxy solicitation in connection with May 13, 1998 annual meeting of stockholders

================================================================================

The enclosed material, which consists of:

             -- 1997 annual report
             -- Proxy statement
             -- Proxy card
             -- Return envelope

is being provided to you as a participant of Barrett's 401(k) plan, which owns shares of the Company's common stock. Pursuant to the Plan Document and Trust Agreement, you are entitled to vote the shares held for your account in the Plan on the proposals outlined in the accompanying proxy statement.

After you have considered the enclosed information, please mark your votes on the proxy card, sign the card and return it in the postage-paid envelope. Your vote will be compiled with those of other Plan participants and conveyed to the Company's stock transfer agent by the Plan's trustee, Smith Barney Shearson Trust Company.